Exhibit 5.2.1

March 12, 2015

Kansas City Power & Light Company

1200 Main Street

Kansas City, Missouri 64105

Re:	Kansas City Power & Light Company

Registration Statement on Form S-3

Ladies and Gentlemen:

I have served as Assistant Secretary and Corporate Counsel—Securities and Finance to Kansas City Power & Light Company, a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to notes and general mortgage bonds (the “Bonds”) of the Company, in each case in amounts, at prices and on terms to be determined at the time of an offering.

The Bonds will be issued under the General Mortgage Indenture and Deed of Trust (the “Bond Indenture”) dated as of December 1, 1986, between the Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.) (the “Bond Trustee”), which is incorporated by reference as an exhibit to the Registration Statement.

In rendering the opinions expressed below, I have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. I am familiar with the Amended and Restated Articles of Incorporation and the Amended and Restated By-laws of the Company and the resolutions of the Board of Directors of the Company relating to the Registration Statement. I have also examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all persons other than the directors and officers of the Company and the conformity with the original documents of any copies thereof submitted to me for examination. I have also assumed that the Bond Indenture is the valid and binding obligation of the Bond Trustee.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that the Bonds will be legally issued and will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Company Board shall have duly adopted final resolutions authorizing the issuance and sale of such series of Bonds; and (ii) such Bonds shall have been duly executed and authenticated and issued as provided in the Bond Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, I have assumed that, at the time of the issuance, sale and delivery of each series of Bonds: (i) any Bonds being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) any Bonds being offered will be issued and sold upon the terms specified in an appropriate order of the Missouri Public Service Commission; (iii) the terms of any Bond will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) the Bond Indenture will not have been modified or amended; and (vi) the Articles of Incorporation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect. For purposes of this opinion letter, I have further assumed that the Bonds will be governed by the laws of the State of Missouri. I am licensed to practice law in the State of Missouri and the foregoing opinions are limited to the laws of the State of Missouri.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving the foregoing consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion may not be relied upon by you for any other purpose.

Very truly yours,

/s/ Jaileah X. Huddleston
Jaileah X. Huddleston
Assistant Secretary and Corporate Counsel—Securities and Finance